Exhibit 99.1

July 14, 2009
Dear Fellow Shareholders:
Our August 14, 2009 Annual Meeting presents a stark choice for our shareholders — whether to:
Continue the Company’s recovery and move Tecumseh forward, using proven strategies to build world-class competitiveness
OR
Change back and allow dissident shareholder Todd Herrick, who controls the Herrick Foundation and who destroyed the value of Tecumseh in the first place — to regain control of the Company...
Despite owning less than 1% of the economic interest directly, and controlling less than 5% of the economic interest through the Foundation — a prospect which contradicts basic principles of good governance and fairness to all shareholders
Despite bringing Tecumseh to the very brink of bankruptcy through antiquated operating structures and parochial management style
While much is at stake, including control of the Company and our continued ability to create value for all shareholders, you have the power to ensure the Herricks’ personal vendetta does not put your Company and investment at risk. As a fellow shareholder, I ask you to approve:
•	A “one share, one vote for all” recapitalization plan that will create a world-class capital structure for Tecumseh and align voting power with economic interests

•	A slate of Board nominees that has the experience and true independence to guide Tecumseh toward its goals in today’s difficult economic environment
We urge you to vote FOR the Company’s proposals using the WHITE proxy card.
YOUR CURRENT MANAGEMENT TEAM:
UNLOCKING TECUMSEH’S VALUE, FREEDOM FROM DAMAGING HERRICK REIGN
Since August 2007, your new management team, under the oversight of Tecumseh’s Board of Directors, has been involved in an intensive process of developing and implementing a strategic plan for moving the Company toward our goals of restoring the Tecumseh brand promise and building our global leadership in commercial refrigeration. We have made significant progress executing against these objectives despite severe macroeconomic pressures, and we remain confident that our goals will be achieved under our strategy.
Throughout this time, the Herrick family has engaged in a relentless effort to regain control of the Company in any way possible and at virtually any cost. They have added no value, recommended no informed strategy and shown no regard for the fact that their misalignment with the interests of all shareholders fundamentally contradicts basic principles of good governance and fairness.
Having mounted a series of wasteful court challenges to advance their own interests at the expense of the Company’s shareholders and refusing multiple reasonable settlement proposals offered by the Company, they are now seeking to use the 2009 Annual Meeting as yet another attempt to take control of Tecumseh.

A CLEAR DIFFERENCE
One of the fundamental areas of contention between the Company and the Herrick Foundation has been the best plan for value creation. Reviewing our path to the Company’s strategic plan — and the distressed condition of the business when we first began our turnaround process — is important to understanding the critical choice facing our shareholders today.
THE COMPANY AS WE FOUND IT
As the Company’s prior management team, Todd and Kent Herrick, who are trustees of the Herrick Foundation, presided over a period of dramatic value destruction characterized by poor strategic and operational decisions, and a string of ill-conceived acquisitions. Tecumseh’s market approach was defined by redundant cost structures and parallel product development efforts that prevented the Company from operating efficiently on a global basis.
In early 2007, under the leadership of then-CEO Todd Herrick, Tecumseh was on the brink of bankruptcy. The Company was losing money. Its free cash flow in 2006 was a negative $156.5 million. The Company was in default on loans in Brazil and the United States. It was struggling with poor returns, operational losses and enormous debt levels. With Tecumseh on the ropes, the Board took the decisive and prudent step of removing the father-and-son Herrick team from management. Tecumseh’s auditors, after reviewing the deteriorating financial condition, questioned whether the Company could remain financially viable.
It is truly alarming to think what might have occurred had the Herricks remained at the helm during today’s difficult economic environment.
THE PATH TO OUR STRATEGIC PLAN
My unanimous appointment by your Board of Directors in mid-2007 marked a new beginning. Since that time, the Board and senior management team have been engaged in two exhaustive strategy development phases. The entire process has been data-driven, open-minded and informed by the analysis of respected outside professionals such as strategic planning experts CRA, investment banking firm Rothschild and others.
Our first phase included shedding non-core operations and transforming hidden and idle assets into much-needed cash in order to reduce dangerous debt levels, build appropriate liquidity for the business and accomplish our initial objective — wringing out the waste and inefficiencies created during many years of poor corporate management.
Once that phase was executed, we directed our focus toward determining the best option for creating long-term value for our shareholders. In evaluating the best opportunities, no option was left off the table. We thoroughly evaluated every conceivable strategic alternative, including selling the Company (in whole or in parts), making strategic acquisitions and teaming with a strategic partner.
The overwhelming conclusion was that the greatest value could be generated by pursuing a “best cost country” strategy that rationalizes our entire global manufacturing footprint, identifying lower-cost manufacturing locations and conducting product customization near the markets the Company chooses to pursue.

“BEST COST COUNTRY” STRATEGY

Lower cost manufacturing locations (Brazil, India)
+	Product customization in strategic markets (North America, Europe)
=	Greater value than any disposition strategy, in whole or in parts
Our most recent plan refinement has been in response to the unprecedented global economic meltdown. By drawing on additional data and assessing our work to date — and capitalizing on the flexibility we built into the plan — we adjusted the pace and priorities of our strategic plan to focus on preserving cash. We also refined our market and product strategies to ensure we have a growing, cost-effective business in the future. As a result, we believe we are well positioned to take advantage of the market as it recovers and to achieve our financial goals, including a 3-5% target operating profit.

OUR PLAN IN ACTION:
DRIVING PROGRESS, BUILDING MOMENTUM
Despite the challenges of the global recession and the continued efforts of the Herrick family to impede our forward momentum, the Company has made significant strides in implementing our plan for long-term growth. Our progress to date includes:
•	New, deeper management team — by adding a highly experienced roster of professionals, we now have the right individuals in place, across all our disciplines and locations, to drive Tecumseh’s transition to a truly world-class Company

•	Best Cost Country implementation — we are migrating selected production volumes from Europe to Brazil, North America to Brazil/India; and we opened a Mexico condensing unit facility

•	New global processes — worldwide implementation of the “Tecumseh Production System” (TPS) to enable continuous improvement in manufacturing process, cost and quality

•	Global Oracle implementation — completed one of the most sophisticated Oracle information system implementations in the world, providing a complete refresh of the Company’s core operating technology across the globe and giving us real-time data for business agility

•	Reduced levels of vertical integration — outsourced dozens of non-core manufactured components to lower-cost sources

•	Investing in new products and services — leveraging a centralized R&D strategy to add innovation to existing products, develop new products for our blue-chip customer base

•	More effectively managing working capital — from June 2008 to March 2009, inventories were reduced by $44 million
COMPLETING OUR TRANSFORMATION:
GOVERNANCE AND RECAPITALIZATION PROPOSALS
The 2009 Annual Meeting offers shareholders the opportunity to vote to move Tecumseh forward or to retreat to the past. It is also about affirming widely accepted corporate governance standards and a modern capital structure that will have a direct impact on our ability to successfully implement our strategic plan.
World-Class Governance
As we drive the reemergence of Tecumseh, we have placed a high priority on talent acquisition and achieving world-class standards and practices. Strengthening Tecumseh’s corporate governance is a key part of this focus. In addition to updating our Board committee charters and governance guidelines that were neglected under the Herrick regime, the Board of Directors has spent a considerable amount of time with Korn/Ferry — the world’s largest executive recruiting firm — identifying and vetting the best new potential additions to the Board.
We urge our shareholders to support our slate of seven exceptional director nominees, each of whom is uniquely qualified to serve the Company, and whose diverse experience, specific skills and global and public company expertise stand in stark contrast to the candidates hand-picked by the Herrick Foundation.

Our Candidates	Public Company*	Global Operations	Manufacturing	Restructuring
Leonard M. Anthony	X	X	X	X
William E. Aziz	X	X	X	X
William R. Barker	X	X	X	X
David A. Bloss, Sr.	X	X	X	X
Edwin L. Buker	X	X	X	X
Jeffry N. Quinn	X	X	X	X
Greg C. Smith	X	X	X	X

*	Public company experience post Sarbanes-Oxley Act of 2002. Candidates denoted in bold represent our four new Board nominees.

     Recapitalization Transaction: “One Share, One Vote for All”
Another critical choice facing our shareholders involves achieving a modern capital structure for Tecumseh by supporting our recapitalization proposal. We believe this issue is as important to unlocking the value of the Company as the business strategies we pursue. With this in mind, and based on a cost-benefit analysis, we have proposed a plan that we believe is fair, advisable and in the best interests of the Company’s shareholders.
Specifically, “one share, one vote for all” creates a more attractive stockholding for a broader audience of investors and brings substantially greater liquidity to our Class B shareholders. The mainstream, one-class share structure will enhance shareholder value, offer greater flexibility and create less confusion among potential investors. Without a recapitalization, the current outdated capital structure, rejected by all but a small percentage of public companies, will continue to be a permanent drag on realizing the full potential of this enterprise.
HERRICK AGENDA:
PERSONAL VENDETTA, NO VISION... ALL AT THE EXPENSE OF SHAREHOLDERS
In their ongoing attempt to gain control of Tecumseh, we believe that the Herricks have demonstrated little regard for the interests of the Company’s other shareholders — or even the resources of the charitable Foundation they control. They are pursuing their agenda in an irrational, contradictory and confusing manner that is reminiscent of their management track record.
•	Despite their low level of economic ownership in the Company — and actually reducing their total position by more than 50% in recent years — they have continued to seek a Board majority (and de facto control of Tecumseh):
•	In 2007, when Todd Herrick and the Foundation controlled 8.9% of total shares outstanding, they failed in their attempt, settling for two representatives on a seven-member Board

•	Now, once again — having reduced their total economic ownership to less than 5% — they are pursuing a four-out-of-seven majority in their current shareholder proposal
The antiquated dual-class share structure, put in place by the Herricks, operates to preserve their disproportionate voting power. Until this structure is corrected through the recapitalization, the Herricks will continue to have the potential to exert power far beyond what is justified by their ownership position.

•	The Company’s recapitalization proposal, which the Herrick Foundation now opposes, is substantively the same as the recapitalization transaction the Herricks promised to support only months ago.

•	As part of its focus on improved governance practices, the Board has already implemented a “say on pay” policy — providing an advisory shareholder vote on executive compensation, a position recommended by many proxy advisors. The Herrick Foundation’s current “say on pay” proposal has therefore been substantially implemented and unnecessarily asks for action already taken.

•	The Herricks’ personal use of Herrick Foundation resources to support their litigation and fight for control of a Company they barely own has sparked an independent investigation by the Michigan Attorney General and resulted in the Court ordering the appointment of a special fiduciary to investigate apparent conflicts of interest and possible inappropriate use of the Foundation’s assets (including its shareholdings in Tecumseh). This activity may violate legal standards expressly forbidding the use of Foundation assets for private gain or benefit, as well as the Foundation’s own charitable mission.

•	Todd and Kent Herrick have refused to cooperate with the Company in its investigation and self-reporting of possible anti-competitive activity at Tecumseh during the Herricks’ management tenure. By refusing to cooperate, Todd and Kent Herrick increased the risk, cost and complexity of this matter for the Company as it successfully pursued conditional leniency with the United States Department of Justice (“the DOJ”). Their failure to cooperate with the DOJ in its investigation has resulted in Todd and Kent Herrick being “carved out” of the Department’s conditional leniency agreement with the Company. They remain subject to potential criminal prosecution.

THE BOTTOM LINE:
STAND UP TO THE HERRICKS, VOTE THE WHITE PROXY TODAY
The Annual Meeting provides an extraordinary opportunity for our shareholders to protect their investment and support Tecumseh’s continued successful implementation of our strategic plan. The real choice at hand is whether to:
CHANGE BACK
•	Allowing the Herricks (with virtually no economic ownership in the Company) to take control of the Company by gaining a majority of directors on the Company’s Board — a fundamental contradiction of basic principles of good governance and fairness to all shareholders

•	Allowing history to repeat itself and reinstalling a failed regime, returning leadership and control of Tecumseh to the Herricks — who destroyed shareholder value when they ran the Company and now advocate for a return to the old way
OR MOVE FORWARD
•	Supporting our recapitalization proposal to achieve a modern capital structure that is in the best interests of shareholders and that will realize the Company’s full potential

•	Supporting the current management team and the Board’s experienced, well-qualified nominees, all of whom other than me are independent, to make the right decisions to continue driving positive momentum in the marketplace and increased shareholder value
We thank you for your continued support, and urge you to vote FOR the Company’s director nominees, FOR the recapitalization and AGAINST the Herrick Foundation by signing and returning the WHITE proxy card today.
Sincerely,

Ed Buker
Chairman, President and CEO
Tecumseh Products Company has filed a definitive proxy statement/prospectus and other relevant documents concerning the annual meeting with the United States Securities and Exchange Commission (“SEC”) on July 10, 2009. Before soliciting proxies, the Company will provide shareholders with the definitive proxy statement/prospectus. The Company advises shareholders to read the definitive proxy statement/prospectus because it contains important information about the company and certain proposals to be presented to a vote of shareholders at its 2009 annual meeting. Shareholders may obtain free copies of the definitive proxy statement/prospectus and other documents the Company files with the SEC at the SEC’s website at www.sec.gov. They may also access a copy of the Company’s definitive proxy statement/prospectus by accessing www.tecumseh.com. In addition, shareholders may obtain a free copy of the definitive proxy statement by contacting Georgeson Inc. toll free at (866) 203-1198 (banks and brokers call (212) 440-9800).
The Company, its directors, some of its executive officers and certain other of its employees are participants in the solicitation of proxies in respect of the matters to be considered at the annual meeting. Information about the participants is set forth in the definitive proxy statement/prospectus. Information about the participants’ direct or indirect interests in the matters to be considered at the annual meeting is also contained in the proxy statement/prospectus referred to above.
If you have any questions or need assistance with voting your shares on the WHITE proxy, please call:
199 Water Street, 26th Floor, New York, NY 10038 | Shareholders Call Toll Free: (866) 203-1198 | Banks and Brokers Call: (212) 440-9800